SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2000

DOMINION RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street, Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (804) 819-2000

(Former name or former address if changed since last report.)

Item 5. Other Events

Dominion announced today that its subsidiary Dominion Virginia Power has reached an agreement with the U.S. Environmental Protection Agency (the EPA) that will result in one of the most comprehensive efforts ever undertaken by an energy company to improve air quality.

The agreement in principle represents a collaborative effort between the regulatory agency and Dominion Virginia Power, an electric utility serving more than 2 million customers in Virginia and North Carolina. Last spring, Dominion Virginia Power contacted EPA about working together to establish a comprehensive, affordable and structured program for achieving major environmental improvements at the company's coal-fired generating stations in Virginia and West Virginia.

As part of the resolution, Dominion Virginia Power has agreed to install state-of-the-art emissions-control equipment on its largest coal-fired generating units in both states. The agreement will also allow the company to continue to maintain and make selective improvements to its generating units to better serve its customers.

The 12-year, $1.2 billion capital investment program is consistent with assumptions already in Dominion's current financial models. The company remains on track to meet or exceed its operating earnings targets of $3.30 per share in 2000, $3.80 per share in 2001, and an 8 to 10 percent annual growth in subsequent years.

The capital investments will not lead to any rate increases for Dominion Virginia Power customers. Under the 1999 agreement to bring competition to the electric utility industry in Virginia, the company has agreed to a rate freeze through 2007.

The highlights of the agreement, which includes several major environmental improvement efforts already under way at Dominion Virginia Power, are:

  Installation of two scrubbers to be operational by 2002 that will remove up to 95 percent of all sulfur dioxide emissions at Mt. Storm Power Station in West Virginia.
  Installation of equipment to reduce nitrogen oxide emissions on all three units at Mt. Storm.
  Installation of two scrubbers at Chesterfield Power Station, near Richmond, Va.
  Installation of NOx control equipment on three units at Chesterfield Power Station.
  Installation of NOx control equipment on two units at Chesapeake Energy Center in Chesapeake, Va.
  Conversion of two units at Possum Point Power Station near Washington, D.C., from coal-fired generation to natural gas-fired generation. The company filed with the Virginia State Corporation Commission this past spring for permission to begin that conversion, which should be completed by 2003.
  Payment of a $5.3 million civil penalty to resolve issues at Mt. Storm.
  Commitment of $14 million for major environmental programs or projects in cooperation with the states of Virginia, West Virginia and New York.

Under the agreement, Dominion Virginia Power will begin making major reductions in its nitrogen oxide emissions in 2004.

The agreement will resolve a Notice of Violation that EPA sent Dominion Virginia Power last June for alleged Clean Air Act violations at its Mt. Storm Power Station and a lawsuit filed by the New York Attorney General.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC.
Registrant

November 16, 2000	/s/ Steven A. Rogers
Steven A. Rogers Vice President and Controller (Principal Accounting Officer)